Exhibit 99.1

PRESS RELEASE

Boingo Wireless Reports Strong Fourth Quarter and Full Year 2014 Financial Results

-    Record annual revenue of $119 million

-    Tier 1 carrier significantly expands Wi-Fi offload trial to entire Boingo Passpoint network

-    High-speed Wi-Fi now covers more than 130,000 beds at 29 U.S. military bases

-    Signed Master Agreement with Tier 1 carrier for DAS leasing at multiple venues

LOS ANGELES – February 26, 2015 – Boingo Wireless (NASDAQ: WIFI), the leading distributed antenna system (DAS) and Wi-Fi provider that serves consumers, carriers and advertisers worldwide, today announced the company’s financial results for the fourth quarter and full year ended December 31, 2014.

Fourth Quarter 2014 Financial Highlights

•                 Revenue of $33.6 million, an increase of 16.9% compared to $28.8 million for the fourth quarter of 2013.

•                 Net loss attributable to common stockholders of $6.5 million, or $0.18 per diluted share, compared to a net loss of $2.8 million, or $0.08 per diluted share, for the fourth quarter of 2013.

•                 Adjusted EBITDA of $4.6 million, compared to $6.7 million for the fourth quarter of 2013. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net loss attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA.”

Full Year 2014 Financial Highlights

•                 Revenue of $119.3 million, an increase of 11.8% compared to $106.7 million for 2013.

•                 Net loss attributable to common stockholders of $19.5 million, or $0.55 per diluted share, compared to a net loss of $4.0 million, or $0.11 per diluted share, for 2013.

•                 Adjusted EBITDA of $20.3 million, compared to $23.8 million for 2013.

Operational Highlights

•                  Significant expansion of a Wi-Fi offload trial with a Tier 1 carrier, encompassing millions of handsets and Boingo’s entire Passpoint-enabled network.

•                 High-speed Wi-Fi and IPTV now available at 29 U.S. military bases, covering more than 130,000 beds.

•                 A bi-lateral roaming agreement with Time Warner Cable (TWC) for Passpoint roaming access for qualified TWC Internet customers and Boingo subscribers, marking the launch of the first reciprocal Passpoint roaming agreement in the world.

•                 A Master Services Agreement with a Tier 1 carrier that will enable the carrier to take the lead position on many new DAS deals currently in the Boingo pipeline.

•                 Named “Best Wi-Fi Service” in Global Traveler’s 11th Annual GT Tested Reader Survey Awards for the fifth time, including the last four years in a row.

Management Commentary

“2014 was a monumental year for Boingo Wireless in which we began to reap the rewards of our strategic focus, investments and hard work,” said David Hagan, Chief Executive Officer of Boingo Wireless. “After two years of single-digit revenue growth and laying the foundation for a transformation of our business, I’m pleased to announce that we delivered an all-time revenue high of $119 million, achieving double-digit growth over last year which we’re poised to deliver again in 2015.”

Mr. Hagan continued, “We made significant headway with our military deployments which now span 29 bases and more than 130,000 beds. Further, we more than doubled the DAS networks in our pipeline in 2014, including major wins at the World Trade Center, Philips Arena, EnergySolutions Arena, Kansas State, and the University of Houston. I’m pleased to announce that – based on the success of their initial market pilot – we have now significantly expanded our Tier 1 carrier offload trial to include millions more handsets on our entire Passpoint-enabled network. This more than doubles the scope of the trial and we believe it’s just the first step in what’s to come. We believe our strategic priorities will help accelerate revenue and EBITDA growth in 2015 and beyond, and that we are extremely well positioned to take advantage of pivotal market trends, including small cell growth and carrier offload.”

Corporate Developments

On November 21, 2014, Boingo Wireless entered into a new $50 million credit agreement with Bank of America Merrill Lynch and Silicon Valley Bank. The credit agreement, which includes a $46.5 million revolving credit facility and a $3.5 million term loan, has a term of four years. The facility will support the Company’s future growth opportunities, working capital needs and other general corporate purposes.

Business Outlook

Boingo Wireless is initiating guidance for the first quarter ending March 31, 2015 and for the full year ending December 31, 2015, as follows:

First Quarter 2015

•                 Revenue is expected to be in the range of $26.5 million to $28.5 million.

•                 Adjusted EBITDA is expected to be in the range of $1.0 million to $2.5 million.

•                 Net loss attributable to common stockholders is expected to be in the range of $10.5 million to $9.0 million, or a net loss of $0.29 to $0.25 per diluted share.

Full Year 2015

•                 Revenue is expected to be in the range of $134.0 million to $140.0 million.

•                 Adjusted EBITDA is expected to be in the range of $27.0 million to $30.0 million.

•                 Net loss attributable to common stockholders is expected to be in the range of $28.0 million to $25.0 million, or a net loss of $0.77 to $0.69 per diluted share.

Conference Call Information

Members of Boingo Wireless’ management will host a conference call to discuss its fourth quarter and full year 2014 financial results beginning at 4:30 pm ET (1:30 pm PT), today, February 26, 2015. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-0789 and enter the passcode: 13599753 ten minutes prior to the scheduled start time. International callers should dial +1 (201) 689-8562 and enter the same passcode. In addition, the call will be broadcast live over the Internet hosted on the Investor Relations section of the company’s website at http://investors.boingo.com and will be archived online upon completion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA as a supplemental measure of its performance. The company defines Adjusted EBITDA as net loss attributable to common stockholders plus depreciation and amortization of property and equipment, income tax expense, amortization of intangible assets, stock-based compensation expense, non-controlling interests and interest and other expense (income), net.

Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo’s management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, and operating performance measures as part of its overall assessment of the company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net loss attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

Preliminary Nature of Reported Results

The fourth quarter and full year 2014 financial results reported in this press release are preliminary and unaudited. The company expects to announce final results in March 2015 when it files its Annual Report on Form 10-K for the year ended December 31, 2014. Final results could differ from the preliminary results reported in this press release. The company assumes no obligation and does not intend to update these preliminary results prior to filing its Annual Report on Form 10-K for the year ended December 31, 2014. The company and its external auditors are also in the process of evaluating the effectiveness of the company’s internal control over financial reporting as of December 31, 2014.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI) helps the world stay connected. Boingo’s vast footprint of small cell networks covers more than a million DAS and Wi-Fi locations and reaches more than 1 billion consumers annually – in places as varied as airports, stadiums, arenas, universities, and military bases. For more information about the Boingo story, visit www.boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo’s strategic plans and future guidance. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, as well as other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo’s Form 10-K for the year ended December 31, 2013 filed with the SEC on March 17, 2014, Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on May 12, 2014, Form 10-Q for the quarter ended June 30, 2014 filed with the SEC on August 11, 2014, and Form 10-Q for the quarter ended September 30, 2014 filed with the SEC on November 10, 2014, which the Company incorporates by reference into this press release. Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wireless, the Boingo Wireless Logo and Don’t Just Go. Boingo. are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenue	$33,627	$28,766	$119,297	$106,746
Costs and operating expenses:
Network access	18,181	12,870	59,411	47,245
Network operations	7,613	5,203	25,475	18,402
Development and technology	4,074	2,948	14,879	11,432
Selling and marketing	4,753	4,138	16,382	14,244
General and administrative	4,116	3,565	17,460	15,067
Amortization of intangible assets	904	794	3,716	2,250
Total costs and operating expenses	39,641	29,518	137,323	108,640
Loss from operations	(6,014)	(752)	(18,026)	(1,894)
Interest and other (expense) income, net	(53)	(33)	(41)	37
Loss before income taxes	(6,067)	(785)	(18,067)	(1,857)
Income tax expense(1)	322	1,843	700	1,461
Net loss	(6,389)	(2,628)	(18,767)	(3,318)
Net income attributable to non-controlling interests	135	174	754	650
Net loss attributable to common stockholders	$(6,524)	$(2,802)	$(19,521)	$(3,968)
Net loss per share attributable to common stockholders:
Basic	$(0.18)	$(0.08)	$(0.55)	$(0.11)
Diluted	$(0.18)	$(0.08)	$(0.55)	$(0.11)
Weighted average shares used in computing net loss per share attributable to common stockholders:
Basic	36,148	35,452	35,753	35,578
Diluted	36,148	35,452	35,753	35,578

(1)                                 During the year ended December 31, 2014, we finalized our purchase price allocation for our acquisition of Electronic Media Systems, Inc. and all membership interests in its subsidiary, Advanced Wireless Group, LLC. The consolidated statement of operations for the year ended December 31, 2013 has been retrospectively adjusted to reflect the final purchase price allocation.

Boingo Wireless, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$8,849	$27,338
Restricted cash	—	545
Marketable securities	1,614	32,962
Accounts receivable, net	27,992	16,326
Prepaid expenses and other current assets	3,916	2,566
Deferred tax assets	787	1,192
Total current assets	43,158	80,929
Property and equipment, net	111,503	67,560
Goodwill	42,403	42,403
Intangible assets, net	19,676	23,413
Other assets	2,468	1,210
Total assets	$219,208	$215,515
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,004	$11,642
Accrued expenses and other liabilities	26,140	16,529
Deferred revenue	25,263	19,292
Current portion of long-term debt	875	–
Current portion of capital leases	309	526
Total current liabilities	56,591	47,989
Deferred revenue, net of current portion	27,267	21,591
Long-term debt	2,625	–
Long-term portion of capital leases	381	473
Deferred tax liabilities	3,432	3,369
Other liabilities	1,482	1,660
Total liabilities	91,778	75,082
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000 shares authorized; no shares issued and outstanding	–	–
Common stock, $0.0001 par value; 100,000 shares authorized; 36,267 and 35,226 shares issued and outstanding for 2014 and 2013, respectively	4	4
Additional paid-in capital	189,725	182,927
Accumulated deficit	(62,884)	(43,363)
Accumulated other comprehensive loss	(443)	–
Total common stockholders’ equity	126,402	139,568
Non-controlling interests	1,028	865
Total stockholders’ equity	127,430	140,433
Total liabilities and stockholders’ equity	$219,208	$215,515

Boingo Wireless, Inc.

Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net loss attributable to common stockholders	$(6,524)	$(2,802)	$(19,521)	$(3,968)
Depreciation and amortization of property and equipment	7,796	5,329	27,446	18,940
Income tax expense	322	1,843	700	1,461
Stock-based compensation expense	1,954	1,307	7,164	4,506
Amortization of intangible assets	904	794	3,716	2,250
Non-controlling interests	135	174	754	650
Interest and other expense (income), net	53	33	41	(37)
Adjusted EBITDA	$4,640	$6,678	$20,300	$23,802

CONTACTS:

PRESS:

Erica O’Connor

Weber Shandwick, Account Supervisor

EO’Connor@webershandwick.com

(206) 576-5596

INVESTORS:

Laura Bainbridge / Kimberly Orlando

Addo Communications

laurab@addocommunications.com  /

kimberlyo@addocommunications.com

(310) 829-5400